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                                                                     EXHIBIT 1.1

                             JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: February 8, 2000



OAKTREE CAPITAL MANAGEMENT, LLC


 /s/ Kenneth Liang
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By:      Kenneth Liang
Title:   Managing Director and General Counsel



OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

By:      Oaktree Capital Management, LLC
Its:     General Partner


 /s/ Kenneth Liang
-------------------------------------------------
By:      Kenneth Liang
Title:   Managing Director and General Counsel